3 Kengo

THIS AGREEMENT is entered into by and between

Chor K. Leung

hereinafter referred to as "LANDLORD" ; and

Alaskan Products Company
P.O. Box 81865
Fairbanks, Alaska 99709
(907) 457-2501 Cell – 322-9614 (Ken)

hereinafter referred to as "TENANT".

WITNESSETH:

Tenant hereby leases and rents from Landlord that certain portion of the Landlord's property located at 3526 Industrial Way, comprised of approximately 1600 square feet.

TERM:

The INITIAL TERM of this lease, is mutually agreed upon for the period of one (1) year commencing on the 25th day of August, 2003 and expiring on the 31st day of August, 2004. Upon expiration of the Initial Term of this lease, an automatic extension of the lease with all its terms and conditions will occur and continue in force, unless and until the lease is cancelled by either Landlord or Tenant with thirty (30) days written notice.

SECURITY DEPOSIT:

Tenant shall deliver a security deposit in the amount of $1200.00 to the Landlord with the signing of this agreement. Said deposit will be returned to the Tenant upon termination of the occupancy, provided the premises are in the same condition as when received, less reasonable wear and tear. Should tenant fail in performance of the conditions herein provided, Tenant agrees that Landlord may retain said deposit on account for any loss or damage hereunder.

RENT:

Tenant shall pay to Landlord the total sum of $14,063.31 as rent for the premises together with such other sums as may be assessed by the Landlord under other provisions of this lease payable in monthly installments during the term of the lease. The first installment in the amount of $7,200.00 (six months rent in advance) shall be due and payable upon signing of this lease along with the $1,200.00 security deposit.

All rents and other sums due hereunder shall be paid, without discount or offset, in person or by mail to 431 Santa Claus Lane, North Pole, Alaska 99705. Rent not received at this address within five (5) days of the date upon which it was due shall be in default and shall bear a four percent (4%) late fee. Unpaid late fees shall be treated as rent for all purposes under this lease.

UTILITIES:

It is understood and agreed by both the Landlord and Tenant that Tenant accepts unit in "as is" condition, and that the TENANT shall be solely responsible for all utilities unless noted below.

Oil
Electric
Garbage
Phone

Initial

MAINTENANCE:

It is understood and agreed by both Landlord and Tenant that the Tenant shall be solely responsible for all maintenance of the leased premises including glass replacement. Tenant promises to procure, maintain and pay for all services necessary to maintain the leased premises in good repair, constant working order and in safe and sanitary condition; including but not limited to: electricity, water, sewer, heating oil, plumbing, electrical and mechanical systems, and overhead doors.

SNOW REMOVAL:

It is understood and agreed by both Landlord and Tenant that Tenant shall be solely responsible for ground snow removal in front of the rented suite.

TRASH REMOVAL:

It is understood and agreed by both Landlord and Tenant that Tenant shall be solely responsible for garbage/trash removal.

ALTERATIONS:

Tenant shall make no alterations to the building or premises which would change the character or condition of the building or premises without the written consent of the Landlord.

INSURANCE:

Tenant understands and agrees that the Landlord does not provide or carry any liability or personal property insurance on the Tenant, Tenant's agents, nor their personal property. Tenant further understands and agrees that Landlord and the owner shall in no manner whatsoever be held responsible or liable for any damage, injury, theft, loss or harm of any kind occurring to Tenant, Tenant's agents or personal property on the leased premises. Any insurance required to conduct the activity to be conducted by Tenant and any protection and insurance either required by law or regulation to procure desired Tenant shall be Tenant's sole responsibility to procure and maintain. TENANT IS SOLELY RESPONSIBLE FOR HIS INSURANCE PROTECTION WITH REGARD TO HIS CONTENTS, PLATE GLASS, PERSON AND PERSONNEL, AND ALL FORMS OF LIABILITY. Landlords insurance on the leased premises, if any, is for the sole benefit and protection of the Landlord.

USE OF THE PREMISES:

It is understood and agreed by the parties hereto that the herein described premises, unless excepted in writing by Landlord, is limited in use. The premises herein described will be used solely as office and clerical use. Any change in business or deviation will be considered a breach of lease. Tenant agrees to conduct its business so as not to constitute a nuisance and to observe all rules, regulations, and all laws and ordinances applicable to the use of the occupancy of the premises. Tenant agrees not to store deadline vehicles on the site at any time during the term of the lease. Failure to abide by this agreement shall constitute grounds for eviction.

HAZARDOUS SUBSTANCES:

It is understood and agreed to by the Landlord and Tenant that all hazardous substances, including motor oil, shall be disposed of by Tenant in an environmentally approved manner. Any hazardous substances, including motor oil, spilled on gravel pad, floor or ground must be cleaned up immediately by the Tenant. Repeated infractions, and/or failure to clean up spillage shall be cause for immediate eviction. Tenant agrees by execution of this document to bear costs incurred by Landlord for removal and clean up of the hazardous substances placed there by the Tenant. It is understood and agreed by Tenant that hazardous substances, including waste oil, shall NOT be stored outdoors. The Landlord shall allow the Tenant to store heating oil in an above ground tank.

VEHICLE STORAGE:

It is expressly understood and agreed by Landlord and Tenant that all active vehicles stored in the lay down areas must be clearly marked as the property of the respective Tenant. Deadline vehicles are not to be stored on site. Failure to clearly mark vehicles with the name and unit number shall likely result in the disposal of the vehicle by Landlord. Landlord is not responsible for the value of disposed items. Tenant is responsible for disposal costs.

FLOOR DRAINS:

Floor drains are solely for the disposal of water run off. Tenant understands that units with septic systems are unable to handle excessive water disposal caused by vehicle washing, and Tenant agrees not to wash any vehicles within the garage bays where septic systems are in use.

SURROUNDING AREA:

Tenant is responsible for the area immediately surrounding said leased unit. Upon vacating the unit, Tenant shall remove all items from within and with out the leased unit.

NOTICES:

All notices respecting this lease shall be in writing and delivered, in case of the Tenant, to the address listed above; and in case of the Landlord, to: Chor K. Leung, 431 Santa Claus Lane, North Pole, Alaska 99705.

BINDING EFFECT:

This lease shall bind and insure to the benefit if the parties hereto and their respective successors and assigns.

END OF TERM:

At the expiration or other termination of this lease, Tenant herein agrees to surrender the premises to Landlord in as good condition as when received, subject to ordinary wear and tear. Tenant is hereby authorized and required to remove all of its personal property and equipment.

GENERAL PROVISIONS:

A. Landlord or Landlords agents shall have the right to enter leased premises at all times and promises to do so in such a manner as not to interfere with Tenant's use or occupancy of the premises.
B. Tenant shall be bound to prompt payment of all amounts due Landlord, without provisions for offset of any kind unless mutually agreed and documented by both parties.
C. Failure of Landlord to promptly pursue remedies due Landlord through Tenant's nonperformance of any covenants and agreements of the lease, shall in no manner be construed to waive or relinquish any such rights.

Dated this 25th day of August, 2003.

TENANT(S):

August 25, 2005

LANDLORD:

Chor K. Leung

VEHICLE STORAGE:

It is expressly understood and agreed by Landlord and Tenant that all active vehicles stored in the lay down areas must be clearly marked as the property of the respective Tenant. Deadline vehicles are not to be stored on site. Failure to clearly mark vehicles with the name and unit number shall likely result in the disposal of the vehicle by Landlord. Landlord is not responsible for the value of disposed items. Tenant is responsible for disposal costs.

FLOOR DRAINS:

Floor drains are solely for the disposal of water run off. Tenant understands that units with septic systems are unable to handle excessive water disposal caused by vehicle washing, and Tenant agrees not to wash any vehicles within the garage bays where septic systems are in use.

SURROUNDING AREA:

Tenant is responsible for the area immediately surrounding said leased unit. Upon vacating the unit, Tenant shall remove all items from within and with out the leased unit.

NOTICES:

All notices respecting this lease shall be in writing and delivered, in case of the Tenant, to the address listed above; and in case of the Landlord, to: Chor K. Leung, 431 Santa Claus Lane, North Pole, Alaska 99705.

BINDING EFFECT:

This lease shall bind and insure to the benefit if the parties hereto and their respective successors and assigns.

END OF TERM:

At the expiration or other termination of this lease, Tenant herein agrees to surrender the premises to Landlord in as good condition as when received, subject to ordinary wear and tear. Tenant is hereby authorized and required to remove all of its personal property and equipment.

GENERAL PROVISIONS:

A. Landlord or Landlords agents shall have the right to enter leased premises at all times and promises to do so in such a manner as not to interfere with Tenant's use or occupancy of the premises.
B. Tenant shall be bound to prompt payment of all amounts due Landlord, without provisions for offset of any kind unless mutually agreed and documented by both parties.
C. Failure of Landlord to promptly pursue remedies due Landlord through Tenant's nonperformance of any covenants and agreements of the lease, shall in no manner be construed to waive or relinquish any such right.

Dated this 25th day of August, 2003.

TENANT(S):

____

____

LANDLORD:

[signature]

Chor K. Leung